Exhibit 99.1
Hewlett Packard Enterprise
6280 America Center Drive
San Jose, CA 95002

hpe.com

News Release
HPE Reports Fiscal 2019 Fourth Quarter and Full-Year Results
Delivers strong profitability and free cash flow
Q4 2019 Financial Highlights:

•	Revenue: $7.2 billion, stable for the last three quarters

•	Gross margins: GAAP of 33.2%, up 250 basis points from the prior-year period and Non-GAAP of 33.3%, up 260 basis points from the prior-year period

•	Diluted net earnings per share from continuing operations:

•	GAAP of $0.36, compared to ($0.53) from the prior-year period and above the previously provided outlook of $0.24 to $0.28 per share

•	Non-GAAP of $0.49, up 14% from the prior-year period EPS and above the previously provided outlook of $0.43 to $0.47 per share

Fiscal 2019 Full-Year Financial Highlights

•	Revenue: $29.1 billion

•	Gross margins: GAAP and Non-GAAP of 32.6%, up 270 basis points from the prior-year period

•	Diluted net earnings per share from continuing operations:

•
GAAP of $0.77, down 41% from the prior-year period due primarily to a one-time arbitration award payment of $668 million to DXC, but in-line with the 2018 Securities Analyst Meeting outlook of $0.73 to $0.83 per share

•	Non-GAAP $1.77, up 20% from the prior-year period and above the 2018 Securities Analyst Meeting outlook of $1.51 to $1.61 per share

•	Cash flow from operations: $4.0 billion, up 35% from the prior-year period

•	Free cash flow: $1.7 billion, up 58% from the prior-year period

•	Capital return to shareholders: $2.9 billion in the form of share repurchases and dividends
Outlook:

•	Fiscal 2020 First quarter: Estimates GAAP diluted net earnings per share to be in the range of $0.20 to $0.24 and non-GAAP diluted net EPS to be in the range of $0.42 to $0.46

•	Fiscal 2020 earnings per share: Maintains GAAP diluted net earnings per share outlook of $1.01 to $1.17 and non-GAAP diluted net earnings per share outlook of $1.78 to $1.94

•	Fiscal 2020 free cash flow[1]: Reiterates free cash flow guidance of $1.9 to $2.1 billion

SAN JOSE, Calif., November 25, 2019 - Hewlett Packard Enterprise (NYSE: HPE) today announced financial results for its fiscal 2019 and the fourth quarter, ended October 31, 2019.

“We had a very successful fiscal year, marked by strong and consistent performance,” said Antonio Neri, president and CEO of HPE. “Through our disciplined execution, we improved profitability across the company and significantly exceeded our original non-GAAP earnings and cash flow outlook, while sharpening our focus, transforming our culture and delivering differentiated innovation to our customers as they accelerate their digital transformations.

“I am confident in our ability to drive sustainable, profitable growth as we continue to shift our portfolio to higher-value, software-defined solutions and execute our pivot to offering everything as a service by 2022,” Neri continued. “Our strategy to deliver an edge-to-cloud platform-as-a-service is unmatched in the industry.”

Fourth Quarter Fiscal Year 2019 Results

Net revenue of $7.2 billion, stable for the last three quarters and down 9% from the prior-year period and 7% from the prior-year period, excluding Tier 1 server sales and adjusted for currency.

GAAP gross margins of 33.2%, up 250 basis points from the prior-year period and Non-GAAP of 33.3%, up 260 basis points from the prior-year period.

GAAP diluted net earnings per share (“EPS”) from continuing operations was $0.36, compared to ($0.53) in the prior-year period and above the previously provided outlook of $0.24 to $0.28 per share.

Non-GAAP diluted net EPS from continuing operations was $0.49, compared to $0.43 in the prior-year period and above the previously provided outlook of $0.43 to $0.47 per share. Fourth quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $164 million and $0.13 per diluted share, respectively, primarily related to the impact tax indemnification adjustments, transformation costs, tax reform, amortization of intangible assets, acquisition, disposition and other related charges, adjustments for taxes, and an adjustment to earnings from equity interest.

Cash flow from operations of $1.4 billion, up $106 million from the prior-year period.

Free cash flow of $878 million, down $154 million from the prior-year period after a one-time arbitration award payment of $668 million to DXC.

Segment Results
• Intelligent Edge revenue was $723 million, with 4.0% operating margin. HPE Aruba product revenue was down 7% year over year when adjusted for currency and HPE Aruba Services revenue was up 17% year over year when adjusted for currency.
• Hybrid IT revenue was $5.7 billion, with 13.8% operating margin, up 250 bps year over year. Mix-shift continues towards HPE’s higher-margin value products with revenue from Apollo up 10% year over year when adjusted for currency, Composable Cloud up 21% year over year when adjusted for currency, and Hyperconverged Infrastructure showing continued momentum, up 14% year over year when adjusted for currency. HPE Nimble Storage was up 2% year over year when adjusted for currency. HPE Pointnext operational services orders and Nimble services orders were flat year over year when adjusted for currency.
• Financial Services revenue was $878 million, with 8.4% operating margin, up 80 bps year over year. Net portfolio assets were up 1% year over year when adjusted for currency, and financing volume was down 7% year over year when adjusted for currency. The business delivered return on equity of 15.3%, up 310 bps from the prior-year period.

Fiscal 2019 Full-Year Results

Net revenue of $29.1 billion, down 6% from the prior-year period, and down 2% from the prior-year period, excluding Tier 1 server sales and adjusted for currency.

GAAP and Non-GAAP gross margins of 32.6%, up 270 basis points from the prior-year period.

GAAP diluted net EPS from continuing operations was $0.77, down 41% from the prior-year period due primarily to a one-time arbitration award payment of $668 million to DXC, but in-line with the 2018 Securities Analyst Meeting outlook of $0.73 to $0.83 per share.

Non-GAAP diluted net EPS from continuing operations was $1.77, up 20% from the prior-year period and above 2018 Securities Analyst Meeting outlook of $1.51 to $1.61 per share. Full-year non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $1.4 billion and $1.00 per diluted share, respectively, primarily related to the impact of acquisition, disposition and other related charges, tax reform, tax indemnification adjustments and transformation costs.

Cash flow from operations of $4.0 billion, up 35% and $1.0 billion from the prior-year period.

Free cash flow of $1.7 billion, up 58% or $636 million from the prior-year period.

Fiscal 2020 first quarter outlook:
Hewlett Packard Enterprise estimates GAAP diluted net EPS to be in the range of $0.20 to $0.24 and non-GAAP diluted net EPS to be in the range of $0.42 to $0.46. Fiscal 2020 first quarter non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $0.22 per diluted share, primarily related to transformation costs and the amortization of intangible assets.
Fiscal 2020 outlook:
Hewlett Packard Enterprise maintains GAAP diluted net earnings per share outlook of $1.01 to $1.17 and non-GAAP diluted net earnings per share outlook of $1.78 to $1.94. Fiscal 2020 non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $0.77 per diluted share, primarily related to transformation costs and the amortization of intangible assets.

Reiterates free cash flow1 guidance range of $1.9 to $2.1 billion.

1Hewlett Packard Enterprise provides certain guidance on a non-GAAP basis, as the company cannot predict some elements that are included in reported GAAP results. Refer to the discussion of non-GAAP financial measures below for more information.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise is the global edge-to-cloud platform-as-a-service company that helps organizations accelerate outcomes by unlocking value from all of their data, everywhere. Built on decades of reimagining the future and innovating to advance the way we live and work, HPE delivers unique, open and intelligent technology solutions, with a consistent experience across all clouds and edges, to help customers develop new business models, engage in new ways, and increase operational performance. For more information, visit: www.hpe.com.

Use of non-GAAP financial information

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a generally accepted accounting principles (GAAP) basis, Hewlett Packard Enterprise provides revenue on a constant currency basis and revenue adjusted for Tier 1 server sales and currency, as well as non-GAAP gross margin, non-GAAP operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings from continuing operations, non-GAAP net earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations, non-GAAP diluted net earnings per share from discontinued operations, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow. A reconciliation of adjustments to GAAP financial measures for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, gross margin, operating profit, operating margin, net earnings from continuing operations, net earnings from discontinued operations, diluted net earnings per share from continuing operations, diluted net earnings per share from discontinued operations, cash, cash equivalents and restricted cash, cash flow from operations, investments in property, plant and equipment, or total company debt prepared in accordance with GAAP.

Forward-looking statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, effective tax rates, the impact of the U.S. Tax Cuts and Jobs Act of 2017, net earnings, net earnings per share, cash flows, benefit plan funding, deferred tax assets, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, as well as the execution of corporate transactions or contemplated acquisitions, transformation and restructuring plans and any resulting benefit, cost savings, revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of Hewlett Packard Enterprise’s products and the delivery of Hewlett Packard Enterprise’s services effectively; the protection of Hewlett Packard Enterprise’s intellectual property assets, including intellectual property licensed from third parties and intellectual property shared with its former Parent; risks associated with Hewlett Packard Enterprise’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers, clients and partners; the hiring and retention of key employees; execution, integration and other risks associated with business combination and investment transactions; and the execution, timing and results of any transformation or restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of Hewlett Packard Enterprise's business) and the anticipated benefits of implementing the transformation and restructuring plans; the effects of the U.S. Tax Cuts and Jobs Act and related guidance and regulations; the resolution of pending investigations, claims and disputes; and other risks that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018 and subsequent Quarterly Reports on Form 10-Q.

As in prior periods, the financial information set forth in this press release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the Hewlett Packard Enterprise Annual Report on Form 10-K for the fiscal year ended October 31, 2019. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2019	July 31, 2019	October 31, 2018
Net revenue(a)	$7,215	$7,217	$7,946
Costs and expenses:
Cost of sales	4,822	4,768	5,507
Research and development	438	481	440
Selling, general and administrative	1,229	1,253	1,237
Amortization of intangible assets	68	58	72
Impairment of goodwill	—	—	88
Restructuring charges	—	—	5
Transformation costs	151	170	(77)
Acquisition, disposition and other related charges(b)	47	563	12
Separation costs	—	—	9
Total costs and expenses	6,755	7,293	7,293
Earnings (loss) from continuing operations	460	(76)	653
Interest and other, net	(38)	(70)	(111)
Tax indemnification adjustments(c)	288	(134)	(12)
Non-service net periodic benefit credit(d)	14	12	31
(Loss) earnings from equity interests	(1)	3	15
Earnings (loss) from continuing operations before taxes	723	(265)	576
(Provision) benefit for taxes(e)	(243)	238	(1,348)
Net earnings (loss) from continuing operations	480	(27)	(772)
Net earnings from discontinued operations	—	—	15
Net earnings (loss)	$480	$(27)	$(757)
Net earnings (loss) per share:
Basic
Continuing operations	$0.37	$(0.02)	$(0.53)
Discontinued operations	—	—	0.01
Total basic net earnings (loss) per share	$0.37	$(0.02)	$(0.52)
Diluted
Continuing operations	$0.36	$(0.02)	$(0.53)
Discontinued operations	—	—	0.01
Total diluted net earnings (loss) per share	$0.36	$(0.02)	$(0.52)
Cash dividends declared per share	$0.1200	$0.1125	$0.1125
Weighted-average shares used to compute net earnings (loss) per share:
Basic	1,308	1,334	1,459
Diluted(m)	1,323	1,334	1,459

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Twelve months ended October 31,
	2019	2018
Net revenue(a)	$29,135	$30,852
Costs and expenses:
Cost of sales	19,642	21,621
Research and development	1,842	1,667
Selling, general and administrative	4,907	4,921
Amortization of intangible assets	267	294
Impairment of goodwill	—	88
Restructuring charges	—	19
Transformation costs	453	414
Disaster charges	(7)	—
Acquisition, disposition and other related charges(b)	757	82
Separation costs	—	9
Total costs and expenses	27,861	29,115
Earnings from continuing operations	1,274	1,737
Interest and other, net	(177)	(274)
Tax indemnification adjustments(c)	377	(1,354)
Non-service net periodic benefit credit(d)	59	121
Earnings from equity interests	20	38
Earnings from continuing operations before taxes	1,553	268
(Provision) benefit for taxes(e)	(504)	1,744
Net earnings from continuing operations	1,049	2,012
Net loss from discontinued operations	—	(104)
Net earnings	$1,049	$1,908
Net earnings (loss) per share:
Basic
Continuing operations	$0.78	$1.32
Discontinued operations	—	(0.07)
Total basic net earnings per share	$0.78	$1.25
Diluted
Continuing operations	$0.77	$1.30
Discontinued operations	—	(0.07)
Total diluted net earnings per share	$0.77	$1.23
Cash dividends declared per share	$0.4575	$0.4875
Weighted-average shares used to compute net earnings (loss) per share:
Basic	1,353	1,529
Diluted	1,366	1,553

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions, except percentages and per share amounts)

	Three months ended October 31, 2019	Diluted net earnings per share	Three months ended July 31, 2019	Diluted net earnings per share	Three months ended October 31, 2018	Diluted net earnings per share
GAAP net earnings (loss) from continuing operations	$480	$0.36	$(27)	$(0.02)	$(772)	$(0.53)

Non-GAAP adjustments:
Amortization of intangible assets	68	0.05	58	0.04	72	0.05
Impairment of goodwill	—	—	—	—	88	0.06
Restructuring charges	—	—	—	—	5	—
Transformation costs(f)	151	0.11	170	0.13	(57)	(0.04)
Acquisition, disposition and other related charges(b)(g)	54	0.04	563	0.42	12	0.01
Separation costs	—	—	—	—	9	0.01
Tax indemnification adjustments(c)	(288)	(0.22)	134	0.10	12	0.01
Non-service net periodic benefit credit(d)	(14)	(0.01)	(12)	(0.01)	(31)	(0.02)
Loss from equity interests(h)	38	0.03	38	0.03	38	0.03
Adjustments for taxes(e)(i)	155	0.13	(321)	(0.24)	1,257	0.85
Non-GAAP net earnings from continuing operations	$644	$0.49	$603	$0.45	$633	$0.43

GAAP earnings (loss) from continuing operations	$460		$(76)		$653

Non-GAAP adjustments related to continuing operations:
Amortization of intangible assets	68		58		72
Impairment of goodwill	—		—		88
Restructuring charges	—		—		5
Transformation costs	151		170		(77)
Acquisition, disposition and other related charges(b)(g)	54		563		12
Separation costs	—		—		9
Non-GAAP earnings from continuing operations	$733		$715		$762

GAAP operating margin from continuing operations	6%		(1)%		8%
Non-GAAP adjustments from continuing operations	4%		11%		2%
Non-GAAP operating margin from continuing operations	10%		10%		10%

GAAP net earnings from discontinued operations	$—	$—	$—	$—	$15	$0.01

Non-GAAP adjustments related to discontinued operations:

Tax indemnification adjustments	—	—	—	—	(11)	(0.01)
Adjustments for taxes	—	—	—	—	(4)	—
Non-GAAP net earnings from discontinued operations	$—	$—	$—	$—	$—	$—
Total GAAP net earnings (loss)	$480	$0.36	$(27)	$(0.02)	$(757)	$(0.52)
Total Non-GAAP net earnings	$644	$0.49	$603	$0.45	$633	$0.43

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions, except percentages and per share amounts)

	Twelve months ended October 31, 2019	Diluted net earnings per share	Twelve months ended October 31, 2018	Diluted net earnings per share
GAAP net earnings from continuing operations	$1,049	$0.77	$2,012	$1.30

Non-GAAP adjustments:
Amortization of intangible assets	267	0.20	294	0.19
Impairment of goodwill	—	—	88	0.06
Restructuring charges	—	—	19	0.01
Transformation costs(f)	453	0.33	434	0.28
Disaster charges	(7)	(0.01)	—	—
Acquisition, disposition and other related charges(b)(g)	764	0.56	82	0.05
Separation costs	—	—	9	0.01
Tax indemnification adjustments(c)	(377)	(0.28)	1,354	0.87
Non-service net periodic benefit credit(d)	(59)	(0.04)	(121)	(0.08)
Loss from equity interests(h)	152	0.11	151	0.10
Adjustments for taxes(e)(i)	174	0.13	(2,024)	(1.31)
Non-GAAP net earnings from continuing operations	$2,416	$1.77	$2,298	$1.48

GAAP earnings from continuing operations	$1,274		$1,737

Non-GAAP adjustments related to continuing operations:
Amortization of intangible assets	267		294
Impairment of goodwill	—		88
Restructuring charges	—		19
Transformation costs	453		414
Disaster charges	(7)		—
Acquisition, disposition and other related charges(b)(g)	764		82
Separation costs	—		9
Non-GAAP earnings from continuing operations	$2,751		$2,643

GAAP operating margin from continuing operations	4%		6%
Non-GAAP adjustments from continuing operations	5%		3%
Non-GAAP operating margin from continuing operations	9%		9%

GAAP net loss from discontinued operations	$—	$—	$(104)	$(0.07)

Non-GAAP adjustments related to discontinued operations:
Separation costs	—	—	51	0.03
Tax indemnification adjustments	—	—	58	0.04
Adjustments for taxes	—	—	(5)	—
Non-GAAP net earnings from discontinued operations	$—	$—	$—	$—

Total GAAP net earnings	$1,049	$0.77	$1,908	$1.23
Total Non-GAAP net earnings	$2,416	$1.77	$2,298	$1.48

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions, except par value)

	As of
	October 31, 2019	October 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$3,753	$4,880
Accounts receivable, net of allowance for doubtful accounts	2,957	3,263
Financing receivables	3,572	3,396
Inventory	2,387	2,447
Assets held for sale	46	6
Other current assets(j)	2,428	3,280
Total current assets	15,143	17,272
Property, plant and equipment	6,054	6,138
Long-term financing receivables and other assets	8,918	11,359
Investments in equity interests	2,254	2,398
Goodwill and intangible assets	19,434	18,326
Total assets	$51,803	$55,493
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and short-term borrowings	$4,425	$2,005
Accounts payable	5,595	6,092
Employee compensation and benefits	1,522	1,412
Taxes on earnings	186	378
Deferred revenue	3,234	3,177
Accrued restructuring	195	294
Other accrued liabilities	4,002	3,840
Total current liabilities	19,159	17,198
Long-term debt	9,395	10,136
Other non-current liabilities	6,100	6,885
Stockholders’ equity
HPE stockholders’ equity:
Preferred stock, $0.01 par value (300 shares authorized; none issued)	—	—
Common stock, $0.01 par value (9,600 shares authorized; 1,294 and 1,423 issued and outstanding at October 31, 2019 and October 31, 2018, respectively)	13	14
Additional paid-in capital	28,444	30,342
Accumulated deficit(l)	(7,632)	(5,899)
Accumulated other comprehensive loss	(3,727)	(3,218)
Total HPE stockholders’ equity	17,098	21,239
Non-controlling interests	51	35
Total stockholders’ equity	17,149	21,274
Total liabilities and stockholders’ equity	$51,803	$55,493

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended October 31, 2019	Twelve months ended October 31, 2019
Cash flows from operating activities:
Net earnings	$480	$1,049
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	616	2,535
Stock-based compensation expense	61	268
Provision for doubtful accounts and inventory	59	240
Restructuring charges	75	221
Deferred taxes on earnings	194	1,079
Earnings from equity interests	1	(20)
Dividends received from equity investees	85	156
Other, net	70	204
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	59	374
Financing receivables	(85)	(410)
Inventory	(20)	46
Accounts payable	301	(525)
Taxes on earnings	28	(1,093)
Restructuring	(70)	(331)
Other assets and liabilities	(422)	204
Net cash provided by operating activities	1,432	3,997
Cash flows from investing activities:
Investment in property, plant and equipment	(703)	(2,856)
Proceeds from sale of property, plant and equipment	149	597
Purchases of available-for-sale securities and other investments	(6)	(39)
Maturities and sales of available-for-sale securities and other investments	14	26
Financial collateral posted	(71)	(403)
Financial collateral received	4	744
Payments made in connection with business acquisitions, net of cash acquired	(1,445)	(1,526)
Net cash used in investing activities	(2,058)	(3,457)
Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	(78)	(53)
Proceeds from debt, net of issuance costs	2,507	3,517
Payment of debt	(1,331)	(2,203)
Net proceeds related to stock-based award activities	24	48
Repurchase of common stock	(284)	(2,249)
Cash dividends paid	(147)	(608)
Net cash provided by (used in) financing activities	691	(1,548)
Increase (decrease) in cash, cash equivalents and restricted cash	65	(1,008)
Cash, cash equivalents and restricted cash at beginning of period	4,011	5,084
Cash, cash equivalents and restricted at end of period(j)	$4,076	$4,076

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	October 31, 2019	July 31, 2019	October 31, 2018
Net revenue:(a)(k)
Hybrid IT	$5,670	$5,549	$6,338
Intelligent Edge	723	762	773
Financial Services	878	888	939
Corporate Investments	134	130	139
Total segment net revenue	7,405	7,329	8,189
Elimination of intersegment net revenue and other	(190)	(112)	(243)
Total Hewlett Packard Enterprise consolidated net revenue	$7,215	$7,217	$7,946

Earnings from continuing operations before taxes:(k)
Hybrid IT	$780	$704	$716
Intelligent Edge	29	37	86
Financial Services	74	77	71
Corporate Investments	(26)	(25)	(12)
Total segment earnings from operations	857	793	861

Unallocated corporate costs and eliminations	(107)	(65)	(90)
Unallocated stock-based compensation expense	(17)	(13)	(9)
Amortization of intangible assets	(68)	(58)	(72)
Impairment of goodwill	—	—	(88)
Restructuring charges	—	—	(5)
Transformation costs	(151)	(170)	77
Acquisition, disposition and other related charges(b)(g)	(54)	(563)	(12)
Separation costs	—	—	(9)
Interest and other, net	(38)	(70)	(111)
Tax indemnification adjustments(c)	288	(134)	(12)
Non-service net periodic benefit credit(d)	14	12	31
(Loss) earnings from equity interests	(1)	3	15
Total Hewlett Packard Enterprise consolidated earnings (loss) from continuing operations before taxes	$723	$(265)	$576

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Twelve months ended October 31,
	2019	2018
Net revenue:(a)(k)
Hybrid IT	$22,825	$24,498
Intelligent Edge	2,837	2,920
Financial Services	3,581	3,671
Corporate Investments	507	543
Total segment net revenue	29,750	31,632
Elimination of intersegment net revenue and other	(615)	(780)
Total Hewlett Packard Enterprise consolidated net revenue	$29,135	$30,852

Earnings from continuing operations before taxes:(k)
Hybrid IT	$2,804	$2,503
Intelligent Edge	95	277
Financial Services	305	286
Corporate Investments	(108)	(91)
Total segment earnings from operations	3,096	2,975

Unallocated corporate costs and eliminations	(286)	(259)
Unallocated stock-based compensation expense	(59)	(73)
Amortization of intangible assets	(267)	(294)
Impairment of goodwill	—	(88)
Restructuring charges	—	(19)
Transformation costs	(453)	(414)
Acquisition, disposition and other related charges(b)(g)	(764)	(82)
Separation costs	—	(9)
Disaster charges	7	—
Interest and other, net	(177)	(274)
Tax indemnification adjustments(c)	377	(1,354)
Non-service net periodic benefit credit(d)	59	121
Earnings from equity interests	20	38
Total Hewlett Packard Enterprise consolidated earnings from continuing operations before taxes	$1,553	$268

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions, except percentages)

	Three months ended			Change (%)
	October 31, 2019	July 31 2019	October 31, 2018	Q/Q	Y/Y
Net revenue:(a)(k)
Hybrid IT
Hybrid IT Product
Compute	$3,233	$3,151	$3,707	3%	(13%)
Storage	848	844	959	—	(12%)
Total Hybrid IT Product	4,081	3,995	4,666	2%	(13%)
HPE Pointnext	1,589	1,554	1,672	2%	(5%)
Total Hybrid IT	5,670	5,549	6,338	2%	(11%)
Intelligent Edge
HPE Aruba Product	620	668	685	(7%)	(9%)
HPE Aruba Services	103	94	88	10%	17%
Total Intelligent Edge	723	762	773	(5%)	(6%)
Financial Services	878	888	939	(1%)	(6%)
Corporate Investments	134	130	139	3%	(4%)
Total segment net revenue	7,405	7,329	8,189	1%	(10%)
Elimination of intersegment net revenue and other	(190)	(112)	(243)	70%	(22%)
Total Hewlett Packard Enterprise consolidated net revenue	$7,215	$7,217	$7,946	—	(9%)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions, except percentages)

	Twelve months ended October 31,
	2019	2018	Y/Y
Net revenue:(a)(k)
Hybrid IT
Hybrid IT Product
Compute	$12,879	$14,057	(8%)
Storage	3,609	3,706	(3%)
Total Hybrid IT Product	16,488	17,763	(7%)
HPE Pointnext	6,337	6,735	(6%)
Total Hybrid IT	22,825	24,498	(7%)
Intelligent Edge
HPE Aruba Product	2,462	2,599	(5%)
HPE Aruba Services	375	321	17%
Total Intelligent Edge	2,837	2,920	(3%)
Financial Services	3,581	3,671	(2%)
Corporate Investments	507	543	(7%)
Total segment net revenue	29,750	31,632	(6%)
Elimination of intersegment net revenue and other	(615)	(780)	(21%)
Total Hewlett Packard Enterprise consolidated net revenue	$29,135	$30,852	(6%)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended	Change in Operating Margin (pts)
	October 31, 2019	Q/Q	Y/Y
Segment operating margin:(k)
Hybrid IT	13.8%	1.1 pts	2.5 pts
Intelligent Edge	4.0%	(0.9) pts	(7.1) pts
Financial Services	8.4%	(0.3) pts	0.8 pts
Corporate Investments	(19.4)%	(0.2) pts	(10.8) pts
Total segment operating margin	11.6%	0.8 pts	1.1 pts

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS (LOSS) PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2019	July 31, 2019	October 31, 2018
Numerator:
GAAP net earnings (loss) from continuing operations	$480	$(27)	$(772)
GAAP net earnings from discontinued operations	$—	$—	$15
Non-GAAP net earnings from continuing operations	$644	$603	$633
Non-GAAP net earnings from discontinued operations	$—	$—	$—

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,308	1,334	1,459
Dilutive effect of employee stock plans(m)	15	13	17
Weighted-average shares used to compute diluted net earnings per share	1,323	1,347	1,476

GAAP net earnings (loss) per share from continuing operations
Basic	$0.37	$(0.02)	$(0.53)
Diluted(m)	$0.36	$(0.02)	$(0.53)

GAAP net earnings per share from discontinued operations
Basic	$—	$—	$0.01
Diluted(m)	$—	$—	$0.01

Non-GAAP net earnings per share from continuing operations
Basic	$0.49	$0.45	$0.43
Diluted(n)	$0.49	$0.45	$0.43

Non-GAAP net earnings per share from discontinued operations
Basic	$—	$—	$—
Diluted	$—	$—	$—

Total Hewlett Packard Enterprise GAAP basic net earnings (loss) per share	$0.37	$(0.02)	$(0.52)
Total Hewlett Packard Enterprise GAAP diluted net earnings (loss) per share	$0.36	$(0.02)	$(0.52)
Total Hewlett Packard Enterprise Non-GAAP basic net earnings per share	$0.49	$0.45	$0.43
Total Hewlett Packard Enterprise Non-GAAP diluted net earnings per share	$0.49	$0.45	$0.43

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS (LOSS) PER SHARE (Unaudited) (In millions, except per share amounts)

	Twelve months ended October 31,
	2019	2018
Numerator:
GAAP net earnings from continuing operations	$1,049	$2,012
GAAP net loss from discontinued operations	$—	$(104)
Non-GAAP net earnings from continuing operations	$2,416	$2,298
Non-GAAP net earnings from discontinued operations	$—	$—

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,353	1,529
Dilutive effect of employee stock plans(m)	13	24
Weighted-average shares used to compute diluted net earnings per share	1,366	1,553

GAAP net earnings per share from continuing operations
Basic	$0.78	$1.32
Diluted(m)	$0.77	$1.30

GAAP net loss per share from discontinued operations
Basic	$—	$(0.07)
Diluted(m)	$—	$(0.07)

Non-GAAP net earnings per share from continuing operations
Basic	$1.79	$1.50
Diluted(n)	$1.77	$1.48

Non-GAAP net earnings per share from discontinued operations
Basic	$—	$—
Diluted	$—	$—

Total Hewlett Packard Enterprise GAAP basic net earnings per share	$0.78	$1.25
Total Hewlett Packard Enterprise GAAP diluted net earnings per share	$0.77	$1.23
Total Hewlett Packard Enterprise Non-GAAP basic net earnings per share	$1.79	$1.50
Total Hewlett Packard Enterprise Non-GAAP diluted net earnings per share	$1.77	$1.48

(a)
The Company adopted the new revenue recognition accounting standard (ASC 606) on a modified retrospective basis effective the first quarter of fiscal 2019. Fiscal 2019 results are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported under the prior revenue recognition accounting standard (ASC 605).

(b)	For the three months ended July 31, 2019 and the twelve months ended October 31, 2019, this amount primarily included a charge related to a one-time arbitration settlement.
(c)
For the three and twelve months ended October 31, 2019, the amount was due primarily to the termination of the Tax Matters Agreement with HP Inc. The twelve month period ended October 31, 2019 also included the impact of the effective settlement of the U.S. federal income tax audit of fiscal years 2013 through 2015 for HP Inc. and the effects of U.S. tax reform attributes related to fiscal periods prior to the separation from HP Inc.
For the three and twelve months ended October 31, 2018 this amount represents the settlement of certain pre- Separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc.

(d)
Effective at the beginning of the first quarter of fiscal 2019, subsequent to the adoption of the accounting standards update for retirement benefits (Topic 715), the Company reclassified its non-service net periodic benefit credit from operating expense to other income and expense in its Condensed Consolidated Statements of Earnings. The Company reflected these changes retrospectively, by transferring the non-service net periodic benefit credit, a portion of which was previously allocated to the segments, and the remainder of which was reported within Unallocated corporate costs and eliminations, Transformation costs, Restructuring charges and Separation costs, to Non-service net periodic benefit credit as other income and expense for periods in fiscal 2018.
While these changes had no impact on Hewlett Packard Enterprise's previously reported GAAP consolidated net earnings or GAAP net earnings per share, however, the company reflected the change resulting from the reclassification of its non-service net periodic benefit credit by restating its non-GAAP consolidated net earnings and non-GAAP net earnings per share for the previously reported period.

(e)
The three and twelve months ended October 31, 2019, include $123 million and $488 million of net income tax charges, respectively, related to changes in U.S. federal and state valuation allowances as a result of impacts of the Tax Act and a change in the Company's forecasts. The three months ended July 31, 2019 and the twelve months ended October 31, 2019 includes $308 million and $274 million, of income tax benefits, respectively, related to the change in pre- Separation tax liabilities for which the Company shared joint and several liability with HP Inc. and for which the Company was partially indemnified by HP Inc. under the Tax Matters Agreement and continues to be indemnified under the Termination and Mutual Release Agreement in limited circumstances.
For the three months ended October 31, 2018, this amount primarily includes $1.3 billion expense as a result of the impact of U.S. tax reform.
For the twelve months ended October 31, 2018, this amount primarily includes a $2.0 billion benefit in connection with the settlement of certain pre- Separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc., a $2.0 billion tax benefit, as the result of U.S. Tax Reform, from the application of the new tax rules including a lower federal tax rate to deferred tax assets and liabilities and a $208 million benefit primarily from foreign tax credits and from the release of non U.S. valuation allowances on deferred taxes established in connection with the Everett Transaction, partially offset by a provisional estimate of $1.7 billion of transition tax expense on accumulated non U.S. earnings, and a provisional estimate of $687 million of tax expense on valuation allowance on foreign tax credits.

(f)
For the three and twelve months ended October 31, 2018, includes transformation costs of $20 million related to cumulative translation adjustments resulting from country exits associated with the HPE Next initiative, which was recorded within Interest and other, net.

(g)
For the three and twelve months ended October 31, 2019, includes acquisition, disposition and other related charges of $7 million related to a non-cash inventory fair value adjustment in connection with the acquisition of Cray, Inc., which was included in Cost of Sales.

(h)	Represents the amortization of basis difference adjustments related to the H3C divestiture.
(i)	Effective the first quarter of fiscal 2019, the Company uses a structural tax rate based on long-term non-GAAP financial projections.
(j)
The Company adopted the guidance for the classification and presentation of restricted cash in the statement of cash flows in the first quarter of fiscal 2019, beginning November 1, 2018, using the retrospective method. As a result of the adoption of this accounting standard update, as of October 31, 2019 and October 31, 2018, the restricted cash balance included in cash, cash equivalents and restricted cash as disclosed in the Statements of Cash Flows above was $323 million and $204 million, respectively, which was included in Other current assets in the Condensed Consolidated Balance Sheets.

(k)
Effective at the beginning of the first quarter of fiscal 2019, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes primarily include: (i) the transfer of the data center networking ("DC Networking") business, which was previously reported within the Hybrid IT Product business unit in the Hybrid IT segment, to the HPE Aruba Product and HPE Aruba Services business units within the Intelligent Edge segment; (ii) the transfer of the edge compute business, which was previously reported within the HPE Aruba Product business unit in the Intelligent Edge segment, to the Hybrid IT Product business unit within the Hybrid IT segment; and (iii) the transfer of the Communications and Media Solutions ("CMS") business, which was previously reported within the HPE Pointnext business unit in the Hybrid IT segment, to the Corporate Investments segment.
The Company reflected these changes to its segment information retrospectively to the earliest period presented, which primarily resulted in the transfer of net revenue and operating profit for each of the businesses as described above.
These changes had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(l)
The Company adopted the accounting standard update for income taxes related to intra-entity transfers of assets other than inventory, using the modified retrospective method. As a result, the Company recognized $2.3 billion of income taxes as an adjustment to accumulated deficit in the first quarter of fiscal 2019.

(m)
GAAP diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based awards, but the effect is excluded when calculating GAAP diluted net loss per share when it would be anti-dilutive.

(n)	Non-GAAP diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based awards.
Use of non-GAAP financial measures
To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, revenue adjusted for Tier 1 server sales and currency, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings from continuing operations, non-GAAP net earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations, non-GAAP diluted net earnings per share, non-GAAP diluted net earnings per share from discontinued operations, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to revenue on a constant currency basis and revenue adjusted for Tier 1 server sales is revenue. The GAAP measure most directly comparable to non-GAAP gross margin is gross margin. The GAAP measure most directly comparable to non-GAAP operating expense is total costs and expenses. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings from continuing operations is net earnings from continuing operations. The GAAP measure most directly comparable to non-GAAP net earnings from discontinued operations is net earnings from discontinued operations. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share from continuing operations is diluted net earnings per share from continuing operations. The GAAP measure most directly comparable to the non-GAAP diluted net earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share from discontinued operations is diluted net earnings per share from discontinued operations. The GAAP measure most directly comparable to each of gross cash, net cash and operating company net cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to net capital expenditures is investment in property, plant and equipment. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Hewlett Packard Enterprise

Revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Revenue adjusted for Tier 1 server sales and currency excludes revenue resulting from lower-margin Tier-1 server business and also assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP gross margin Non-GAAP operating expenses, non-GAAP operating profit, and non-GAAP operating margin are defined to exclude any charges relating to the amortization of intangible assets, impairment of goodwill, restructuring charges, charges relating to the separation transactions, transformation costs, disaster charges, and acquisition, disposition and other related charges. Non-GAAP net earnings from continuing operations and non-GAAP diluted net earnings per share from continuing operations consist of net earnings or diluted net earnings per share excluding those same charges, as well as an adjustment to earnings in equity interests, non- service net periodic benefit credit, tax indemnification adjustments, income tax valuation allowances and separation taxes, the impact of U.S. tax reform and excess tax benefit from stock-based compensation. Non-GAAP net earnings from discontinued operations and non-GAAP diluted net earnings per share from discontinued operations consist of net earnings from discontinued operations or diluted net earnings per share from discontinued operations excluding those same charges, as applicable to discontinued operations. In addition, non-GAAP net earnings from continuing operations, non-GAAP net earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net earnings per share from discontinued operations are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item.

Hewlett Packard Enterprise’s management uses these non-GAAP financial measures for purposes of evaluating Hewlett Packard Enterprise’s historical and prospective financial performance, as well as Hewlett Packard Enterprise’s performance relative to its competitors. Hewlett Packard Enterprise’s management also uses these non-GAAP measures to further its own understanding of Hewlett Packard Enterprise’s segment operating performance. Hewlett Packard Enterprise believes that excluding the items mentioned above from these non-GAAP financial measures allows Hewlett Packard Enterprise’s management to better understand Hewlett Packard Enterprise’s consolidated financial performance in relation to the operating results of Hewlett Packard Enterprise’s segments, as Hewlett Packard Enterprise’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:

•
Hewlett Packard Enterprise incurs charges relating to the amortization of intangible assets. Those charges are included in Hewlett Packard Enterprise’s GAAP earnings from operations, operating margin, net earnings and diluted net earnings per share. Such charges are significantly impacted by the timing and magnitude of Hewlett Packard Enterprise’s acquisitions and any related impairment charges. Consequently, Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
In the fourth quarter of fiscal 2018, Communications and Media Services ("CMS") was identified as a separate reporting unit within Hybrid IT, which triggered an interim impairment test, resulting in an impairment of goodwill charge. Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Restructuring charges are costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits (ii) costs to vacate duplicative facilities and (iii) an accelerated employee stock compensation program. Hewlett Packard Enterprise excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of Hewlett Packard Enterprise’s current operating performance or comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Separation costs are expenses associated with HP Inc.’s (formerly known as “Hewlett-Packard Company” or “HP Co.”) separation into two independent publicly-traded companies and the spin-off and merger transactions of the Enterprise Services business with CSC ("Everett Transaction") and the Software business with Micro Focus (“Seattle Transaction”). The charges are primarily related to third-party consulting, contractor fees and other incremental costs incurred to complete the transactions. Hewlett Packard Enterprise excludes these separation costs for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Transformation costs represent net costs related to the HPE Next initiative and include restructuring charges, program design and execution costs, costs incurred to transform Hewlett Packard Enterprise's IT infrastructure and gains from the sale of real-estate identified as part of the initiative as well as any impairment charges on real-estate assets identified as part of the initiative. Hewlett Packard Enterprise believes that eliminating such expenses and gains for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.

•
Disaster charges represent costs related to the damages sustained as a result of Hurricane Harvey in Houston, Texas, which includes the deductible related to the Company's insurance program as well as an impairment of the Company's facilities. It also includes final insurance settlements received in connection with the damages sustained. Hewlett Packard Enterprise believes that eliminating these amounts for purposes of calculating non-GAAP operating profit facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Hewlett Packard Enterprise incurs costs related to its acquisitions, dispositions and other related charges, most of which are treated as non-cash or non-capitalized expenses. The charges are direct expenses such as professional fees and retention costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. Changes may also include expenses associated with disposal activities including legal and arbitration settlements in connection with certain dispositions. Because non-cash or non-capitalized acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of Hewlett Packard Enterprise’s acquisitions and divestitures, Hewlett Packard Enterprise believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.

•
Adjustment to earnings from equity interests includes the amortization of the basis difference in relation to the H3C divestiture and the resulting equity method investment in H3C. Hewlett Packard Enterprise believes that eliminating this amount for purposes of calculating non-GAAP operating profit facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Non-service net periodic benefit credit includes certain market-related factors such as (i) interest cost, (ii) expected return on plan assets, (iii) amortization of prior plan amendments, (iv) amortized actuarial gains or losses, (v) the impacts of any plan settlements/curtailments and (vi) impacts from other market-related factors associated with Hewlett Packard Enterprise's defined benefit pension and post-retirement benefit plans. These market-driven retirement-related adjustments are primarily due to the change in pension plan assets and liabilities which are tied to financial market performance. Hewlett Packard Enterprise excludes these adjustments and considers them to be outside the operational performance of the business.

•
Tax indemnification adjustments are related to changes in the indemnification positions between Hewlett Packard Enterprise and HP Inc., DXC and Micro Focus that are recorded by the Company as pre-tax income or expense and not considered tax expense. Hewlett Packard Enterprise excludes these income or charges and the associated tax impact for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Beginning the first quarter of fiscal 2019, the company utilizes a structural long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods and eliminates the effects of items such as changes in tax valuation allowance and tax effects of acquisitions and disposition related costs and transformation costs since each of these can vary in size and frequency. When projecting this long-term rate, the company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: amortization of purchased intangibles and adjustments related to equity method investments. The projected rate is not expected to change with the acquisition of Cray Inc. in the fourth quarter of fiscal 2019 and assumes no incremental acquisitions in the three-year projection period, and considers other factors including the company’s expected tax structure, its tax positions in various jurisdictions and current impacts from key legislation implemented in major jurisdictions where the company operates. For fiscal 2019, the company used a projected non-GAAP tax rate of 12%, which reflects currently available information, including the impact of the Tax Act and interpretations thereof, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix including due to acquisition activity, or other changes to the company’s strategy or business operations. The company will re-evaluate its long-term rate as appropriate. The company believes that making these adjustments facilitates a better evaluation of its current operating performance and comparisons to past operating results.

•
For the periods presented in fiscal 2019 and 2018, valuation allowances and separation taxes represent tax amounts in connection with the separation from HP Inc., spin-off of the enterprise services business, Everett SpinCo, Inc., and the software business, Seattle SpinCo, Inc. Since these charges do not represent ongoing expenses, Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
As a result of the U.S. tax reform, during the first quarter of fiscal 2018, Hewlett Packard Enterprise recorded an estimated tax benefit from the provisional application of the new tax rules including a lower federal tax rate to deferred tax assets and liabilities, partially offset by a provisional estimate for transition tax expense on accumulated non-U.S. undistributed earnings, and a benefit as a result of the liquidation of an insolvent non U.S. subsidiary. During subsequent quarters, the Company recorded adjustments under SAB118 (which was completed in the first quarter of fiscal 2019) in connection with U.S. tax reform primarily related to transition tax and valuation allowances on certain U.S. tax credits. Subsequent to the SAB118 measurement period, several states released new guidance or legislation which impacted the Company’s state valuation allowance positions; additionally, changes in the Company’s forecasts resulted in a change to the valuation allowance on U.S. tax credits. Since these adjustments represent a one-time charge and do not represent ongoing expenses, Hewlett Packard Enterprise excludes the charge for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of the Company’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
During the first quarter of fiscal 2018, the Company adopted ASU 2016-09 on a prospective basis, except for the statement of cash flows for which the statement was retrospectively adopted for the prior comparative periods. This standard requires excess tax benefits or tax deficiencies associated with stock-based compensation to be recognized as a component of the provision for income taxes in the Statement of Earnings rather than additional paid-in capital in the Balance Sheet. Since the benefit or deficiency is the outcome of Hewlett Packard Enterprise’s stock price at the time an award is converted to a share of Hewlett Packard Enterprise’s stock, Hewlett Packard Enterprise excludes these benefits or deficiencies for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•
Amortization of intangible assets and impairment of goodwill, though not directly affecting Hewlett Packard Enterprise’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings from continuing operations, non-GAAP net earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net earnings per share from discontinued operations, and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•
Items such as restructuring charges, separation costs, transformation costs, acquisition, disposition and other related charges, and disaster charges that are excluded from non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings from continuing operations, non-GAAP net earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net earnings per share from discontinued operations can have a material impact on the equivalent GAAP earnings measure and cash flows.

•
Items such as adjustment to earnings from equity interests and non-service net periodic benefit credit that are excluded from non-GAAP net earnings from continuing operations, non-GAAP net earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net earnings per share from discontinued operations can have a material impact on the equivalent GAAP earnings measure and cash flows.

•
Items such as tax indemnification adjustments, income tax valuation allowances and separation taxes, the impact of U.S. tax reform, excess tax benefits from stock-based compensation and the related tax impacts from other non-GAAP measures that are excluded from the non-GAAP tax rate, non-GAAP net earnings from continuing operations, non-GAAP earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net earnings per share from discontinued operations can also have a material impact on the equivalent GAAP earnings measures and cash flows.

•
Hewlett Packard Enterprise may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•
Other companies may calculate revenue on a constant currency basis, non-GAAP gross margin, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings from continuing operations, non-GAAP net earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net earnings per share from discontinued operations differently than Hewlett Packard Enterprise does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Hewlett Packard Enterprise compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as supplement. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors

Hewlett Packard Enterprise believes that providing revenue on a constant currency basis, revenue adjusted for Tier 1 server sales and currency, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings from continuing operations, non-GAAP net earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations, non-GAAP diluted net earnings per share and non-GAAP diluted net earnings per share from discontinued operations, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information better enables Hewlett Packard Enterprise’s investors to understand Hewlett Packard Enterprise’s operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in Hewlett Packard Enterprise’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.

Contacts

Editorial contact
Stefanie Notaney
stefanie.notaney@hpe.com

Investor contact
Andrew Simanek
investor.relations@hpe.com